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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File No. 333-86225, File No. 333-86187, File No. 2-92311 and File No. 33-80332) of Genesis Worldwide Inc. of our report dated March 9, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 9, 2000 relating to the financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers  LLP
Dayton, Ohio
March 27, 2000




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